Exhibit 10.5

Labor Contract

Party A: Shanghai Evertrend Enterprise Co., Ltd.

Legal Representative: Pi Congming

Business Address: 16th Floor, Building B,15 Changyi Road

Postal Code: 200441

Contact Information: 021-56715173

Party B: [   ]

ID Number: [   ]

Residential Address: [   ]

Contact Information: [   ]

In accordance with the relevant laws of the People’s Republic of China, the two parties, Party A and Party B, in line with the principles of voluntariness and equality, have reached an agreement through negotiation and agree to sign this contract for mutual compliance.

I. Type and Duration of the Contract

1. This contract is a fixed term contract. The term is [   ] years, from [   ] to [   ].

II. Work Content, Working Conditions and Labor Protection

2. Party A shall arrange Party B to engage in the position of [   ] according to its production and operation conditions, and may make appropriate adjustments depending on the work situation.

3. Party B shall complete the production, operation (work) tasks designated by Party A on time, with high quality and in full quantity in accordance with the responsibilities of the engaged position.

4. If this contract is terminated or dissolved under the conditions specified in this contract, Party B shall handle the work handover in accordance with the agreement between the two parties. If Party B fails to handle the work handover as agreed, it shall be regarded as a violation of 18 of this contract.

III. Working Hours, Rest and Leave

5. Party A implements the total annual working hours system.

6. If Party B needs to work overtime due to production and work requirements, Party B shall take compensatory leave or substitute leave in accordance with Party A’s “Company System”.

7. Party B is entitled to the holidays stipulated by the company.

IV. Labor Remuneration

8. Party A shall determine Party B’s basic salary in accordance with the “Interim Wage Regulations” and determine Party B’s various subsidies, allowances for rewards according to relevant regulations, the position and Party B’s work performance. Party B’s monthly basic salary is [   ] yuan.

9. Party A shall pay Party B’s salary for the previous month in full in the form of currency by the 15th day of each month (postponed in case of holidays).

10. During the performance of this contract, Party B’s salary adjustment shall be determined in accordance with Party A’s wage distribution system.

V. Social Insurance

11. Party A shall participate in social insurance for Party B in accordance with the relevant regulations of the state and the city on social insurance.

VI. Labor Protection, Working Conditions and Occupational Hazard Protection

12. Party A shall establish and improve the production process. For positions that may cause occupational disease hazards, Party A shall fulfill the obligation of notification to Party B and do a good job in preventing occupational hazards during the labor process.

13. Party A shall provide Party B with necessary working conditions and a safe and hygienic working environment, and distribute labor protection supplies and anti - heatstroke and cooling supplies to Party B in accordance with the characteristics of the enterprise’s production and operation and relevant regulations.

14. Party A shall, in light of its own characteristics, conduct planned education and training for Party B on professional ethics, business techniques and relevant rules and regulations, so as to improve Party B’s ideological awareness, professional ethics standards and professional skills. Party B shall earnestly participate in all necessary education and training organized by Party A.

VII. Labor Discipline, Special Training, Rewards and Punishments

15. Party B shall strictly abide by the laws and regulations of the state.

16. Party B shall abide by the various rules and regulations and labor discipline stipulated by Party A, serve Party A wholeheartedly, cherish Party A’s reputation and safeguard Party A’s interests.

17. If Party A provides professional technical training for Party B, the two parties agree that the service period is two years. If Party B violates the service period agreement, Party B shall pay liquidated damages to Party A as agreed. The amount of liquidated damages shall not exceed the training expenses provided by Party A.

VIII. Confidentiality and Non - Compete Clauses

18. Party B shall strictly abide by Party A’s designated production technology processes, technical patents and other business secrets, as well as confidentiality matters related to intellectual property rights. During the term of the contract, documents (including electronic documents) and information related to Party A’s production technology, internal management, market sales and cooperative units that Party B is involved in shall not be copied or transferred to third parties without the consent of Party A.

19. The non - compete period for Party B to work for other employers that produce or operate similar products or engage in similar businesses as Party A, or to start its own business to produce or operate similar products or engage in similar businesses is three years. If Party B causes losses to Party A due to violating this article, Party A has the right to claim compensation from Party B.

IX. Performance and Amendment of the Labor Contract

20. Party A shall provide Party B with an appropriate workplace, working conditions and work position as agreed, and pay labor remuneration to Party B on time. Party B shall earnestly fulfill its labor responsibilities and complete the work tasks agreed in this contract by itself.

21. Party A and Party B may, through negotiation, amend the content of this contract and confirm it in writing.

X. Termination of the Labor Contract

22. This contract may be terminated upon mutual agreement through negotiation between the parties, Party A and Party B.

23. Party B may terminate this contract by giving Party A a written notice 30 days in advance.

24. In case of any of the following circumstances of Party A, Party B may terminate this contract:

(1) Failure to provide labor protection or working conditions as agreed in this contract;

(2) Failure to pay labor remuneration in a timely and full manner;

(3) Failure to pay social insurance premiums for Party B in accordance with the law;

(4) The rules and regulations of Party A violate the provisions of laws and regulations, causing damage to the rights and interests of Party B;

(5) This contract is invalid due to the circumstances specified in Paragraph 1, Article 25 of the “Labor Contract Law”;

(6) Other circumstances in which Party B may terminate this contract as stipulated by laws and administrative regulations.

25. In case of any of the following circumstances of Party B, Party A may terminate this contract: (1) Being proved not to meet the employment conditions during the probation period;

(2) Seriously violating Party A’s rules and regulations and confidentiality system;

(3) Seriously neglecting duties, engaging in malpractice for personal gain and causing major losses to Party A;

(4) Party B simultaneously establishing labor relations with other employers, which has a serious impact on the completion of Party A’s work tasks, or refusing to correct after being notified by Party A;

(5) This contract is invalid due to the circumstances specified in Item 1, Paragraph 1, Article 25 of the “Labor Contract Law”;

(6) Being investigated for criminal liability according to law.

26. In case of any of the following circumstances, Party A may terminate this contract by giving Party B a written notice 30 days in advance:

(1) Party B falls ill or suffers a non-work-related injury and is unable to engage in the original work or any other work arranged by Party A after the prescribed medical treatment expires;

(2) Party B is incompetent for the work, and after training or adjustment of the work position, is still unable to be competent for the work;

(3) Major changes have occurred to the objective circumstances on which this contract is based, making it impossible to perform this contract. After negotiation between Party A and Party B, no agreement has been reached on amending the content of this contract.

27. In case of any of the following circumstances of Party B, Party A shall not terminate this contract in accordance with the agreement of Article 23:

(1) Party B is engaged in work involving exposure to occupational disease hazards but has not undergone pre - departure occupational health examinations, or Party B is a suspected occupational disease patient during the diagnosis or medical observation period;

(2) Suffering from an occupational disease or being injured due to work during the period of working for Party A and being confirmed to have lost or partially lost labor capacity;

(3) Being ill or injured not due to work and within the specified medical treatment period;

(4) Female employees during pregnancy, maternity and lactation periods;

(5) Having worked continuously for Party A for 15 years and being less than 5 years away from the legal retirement age;

(6) Other circumstances stipulated by laws and administrative regulations.

XI. Expiration of the Labor Contract

28. In case of any of the following circumstances, this contract shall expire:

(1) The term of this contract expires;

(2) Party B begins to enjoy basic old - age insurance benefits in accordance with the law;

(3) Party B dies, or is declared dead or missing by the people’s court;

(4) Party A is declared bankrupt in accordance with the law;

(5) Party A has its business license revoked, is ordered to close down, is revoked, or Party A decides to dissolve in advance;

(6) Other circumstances stipulated by laws and administrative regulations.

XII. Liability for Breach of Contract

29. If Party A terminates or dissolves this contract under conditions that violate the agreement of this contract, or if an invalid contract is concluded due to the reasons of Party A, and causes damage to Party B, Party A shall bear the liability for compensation according to the degree of loss.

30. If Party B terminates or dissolves this contract under conditions that violate the agreement of this contract, or if an invalid contract is concluded due to the reasons of Party B, and causes economic losses to Party A, Party B shall bear the liability for compensation according to the degree of loss.

XIII. Labor Disputes Article

31. When labor disputes occur between Party A and Party B during the performance of this contract, the labor dispute procedures shall apply.

XIV. Miscellaneous

32. In case of any matters not covered in this contract or in case of conflicts with national laws, regulations and policies, national laws and policies shall prevail.

33. This contract is made in duplicate, with each party, Party A and Party B, holding one copy. It shall come into force after being signed by both parties.

Party A：Shanghai Evertrend Enterprise Co., Ltd.	Party B： [ ]

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